UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2017

Patterson-UTI Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22664	75-2504748
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10713 W. Sam Houston Pkwy N, Suite 800, Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-765-7100

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Patterson-UTI Energy, Inc. 2014 Long-Term Incentive Plan (the “2014 Plan”) was originally approved by the stockholders of Patterson-UTI Energy, Inc., a Delaware corporation (the “Company”), effective as of April 17, 2014. On May 17, 2017, the Board of Directors of the Company approved the amendment and restatement of the 2014 Plan (the “Amended and Restated Plan”), subject to the approval of the Company’s stockholders. The Amended and Restated Plan allows awards made pursuant to the Amended and Restated Plan to meet the requirements of “performance-based compensation” under section 162(m) of the Internal Revenue Code of 1986, as amended.

On June 29, 2017, the Company’s stockholders approved the adoption of the Amended and Restated Plan. Directors, employees, including officers, consultants and advisors are eligible for awards under the Amended and Restated Plan. The Amended and Restated Plan provides for the granting of incentive and non-incentive stock options, stock appreciation rights (“SARs”), restricted stock awards, other stock unit awards, performance shares, performance units and dividend equivalents. With respect to awards to participants other than directors, the Amended and Restated Plan is administered by the Compensation Committee of the Company’s Board of Directors, which comprises exclusively non-employee independent directors. With respect to awards to directors, the Amended and Restated Plan is administered by the Board of Directors.

The aggregate number of shares of Common Stock authorized for grant under the Amended and Restated Plan is 18.9 million, which includes the 9.1 million shares previously authorized under the 2014 Plan. After giving effect to the increase included in the Amended and Restated Plan and accounting for previously granted awards, approximately 10.25 million shares remain available for issuance under the Amended and Restated Plan as of June 29, 2017.  Shares that are subject to options or SARs count as one share of Common Stock against the aggregate number. Shares that are subject to awards other than options and SARS count as two shares of Common Stock against the aggregate number. Generally, if an award granted under the Amended and Restated Plan or the existing equity plans of the Company expires, is forfeited, is settled in cash or otherwise terminates without the issuance of all or a portion of the shares of Common Stock subject to the award, the shares allocable to the expired, forfeited, cash settled, or terminated portion of the award will be available for awards again under the Amended and Restated Plan. Any shares of Common Stock that again become available for grant under the Amended and Restated Plan will be added back as one share if the shares were subject to options or SARs, and as two shares if the shares were subject to awards other than options or SARs, provided that shares subject to awards originally granted under the existing equity plans will be added back as the same number of shares with respect to which the original award counted against the pool of available shares.

Under the Amended and Restated Plan, no participant may be granted options or SARs during any calendar year with respect to more than 1,000,000 shares of Common Stock or restricted stock, performance awards denominated in shares and/or other stock unit awards that are denominated in shares in any calendar year with respect to more than 500,000 shares. In addition to the foregoing limits, the maximum dollar value payable to any participant with respect to performance awards denominated in cash in respect of any calendar year is $5,000,000. Any award will only be subject to one of the applicable per person limits set forth in the previous sentence. No director may be granted during any calendar year awards having a fair value determined on the date of grant that, when added to other fees paid in cash for such year, exceeds $500,000.

The foregoing description of the Amended and Restated Plan is qualified in its entirety by reference to the text of the Amended and Restated Plan, which is included as Exhibit 10.1 hereto.

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Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on June 29, 2017. Of the 211,973,554 shares of the Company’s Common Stock outstanding and entitled to vote at the meeting, 194,124,762 were present either in person or by proxy.

The following describes the matters considered by the Company’s stockholders at the Annual Meeting, as well as the votes cast at the meeting:

1.	To elect seven directors to the Company’s Board of Directors to serve until the next annual meeting of the stockholders or until their respective successors are elected and qualified.
Nominee	Votes For	Votes Withheld	Broker Non-votes
Mark S. Siegel	183,165,502	2,110,533	8,848,727
Charles O. Buckner	182,331,466	2,944,569	8,848,727
Michael W. Conlon	182,784,972	2,491,063	8,848,727
William A. Hendricks, Jr.	183,994,725	1,281,310	8,848,727
Curtis W. Huff	181,903,599	3,372,436	8,848,727
Terry H. Hunt	182,055,790	3,220,245	8,848,727
Tiffany J. Thom	183,372,653	1,903,382	8,848,727

2.	To cast a vote to approve an amendment to the Patterson-UTI Energy, Inc. 2014 Long-Term Incentive Plan.
Votes For	Votes Against	Abstentions	Broker Non-votes
181,549,124	3,552,419	174,492	8,848,727
3.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

Votes For	Votes Against	Abstentions	Broker Non-votes
192,182,269	1,770,792	171,701	0
4.	To cast a vote to approve, on an advisory basis, the Company’s compensation of its named executive officers as set forth in the proxy statement for the Annual Meeting.

Votes For	Votes Against	Abstentions	Broker Non-votes
179,535,183	5,332,249	408,603	8,848,727
5.	To vote, on an advisory basis, the frequency of future advisory votes on executive compensation.

1 year	2 years	3 years	Abstention
162,285,183	60,352	22,408,231	522,269

Disclosure Regarding Frequency of Stockholder Advisory Vote on Executive Compensation

In accordance with the results of the advisory vote, the Company intends to hold future advisory votes annually on the compensation of executive officers in its proxy materials until the next required vote on the frequency of stockholder votes on the compensation of executive officers.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Patterson-UTI Energy, Inc. 2014 Long-Term Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patterson-UTI Energy, Inc.

June 30, 2017	By:	/s/ John E. Vollmer III
Name: John E. Vollmer III
Title: Executive Vice President - Corporate Development, Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Patterson-UTI Energy, Inc. 2014 Long-Term Incentive Plan.